                             SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.  )


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     Rule 14a-6[e][2])
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[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             BERKSHIRE HATHAWAY INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)



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                             BERKSHIRE HATHAWAY INC.
                                1440 KIEWIT PLAZA
                              OMAHA, NEBRASKA 68131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 4, 2002

TO THE SHAREHOLDERS:

        Notice is hereby given that the Annual Meeting of the Shareholders of Berkshire Hathaway Inc. will be held at the Omaha Civic Auditorium, 1804 Capitol Avenue, Omaha, Nebraska, on May 4, 2002 at 9:30 a.m. for the following purposes:

                1.      To elect directors.

                2. To act on a shareholder proposal, if properly presented at the meeting.

                3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 6, 2002 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 1440 Kiewit Plaza, Omaha, Nebraska during the ten days prior to the meeting.

        You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.


                                     By order of the Board of Directors

                                     FORREST N. KRUTTER,  Secretary

Omaha, Nebraska
March 20, 2002


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        A SHAREHOLDER MAY REQUEST MEETING CREDENTIALS FOR ADMISSION TO THE MEETING FOR HIMSELF OR HERSELF AND FAMILY MEMBERS BY COMPLETING AND PROMPTLY RETURNING TO THE COMPANY THE MEETING CREDENTIAL ORDER FORM ACCOMPANYING THIS NOTICE. OTHERWISE, MEETING CREDENTIALS MAY BE OBTAINED AT THE MEETING BY PERSONS IDENTIFYING THEMSELVES AS SHAREHOLDERS AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL-BUT-NOT-OF-RECORD OWNER, A COPY OF A BROKER'S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MARCH 6, 2002 WILL BE ADEQUATE IDENTIFICATION.
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                             BERKSHIRE HATHAWAY INC.
                                1440 KIEWIT PLAZA
                              OMAHA, NEBRASKA 68131

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 4, 2002

        This statement is furnished in connection with the solicitation by the Board of Directors of Berkshire Hathaway Inc. (hereinafter "Berkshire" or the "Corporation") of proxies in the accompanying form for the Annual Meeting of the Shareholders to be held on Saturday, May 4, 2002 at 9:30 a.m. and at any adjournment thereof.

        This proxy statement and the enclosed form of proxy were first sent to shareholders on or about March 20, 2002.

        If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

        Solicitation of proxies will be made solely by mail at the Corporation's expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

        As of the close of business on March 6, 2002, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 1,323,707 shares of Class A Common Stock (hereinafter called "Class A Stock") and 6,290,415 of Class B Common Stock (hereinafter called "Class B Stock"). Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to one-two-hundredth (1/200) of one vote per share on all matters submitted to a vote of shareholders of the Corporation. The Class A Stock and Class B Stock vote together as a single class. Only shareholders of record at the close of business on March 6, 2002 are entitled to vote at the Annual Meeting or at any adjournment thereof.

        The presence at the meeting, in person or by proxy, of the holders of Class A Stock and Class B Stock holding in the aggregate a majority of the voting power of the Corporation's stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question other than election of directors shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect.

        Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

1.      ELECTION OF DIRECTORS

        At the 2002 Annual Meeting of Shareholders, a Board of Directors consisting of seven members will be elected, each director to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

        Each of the current directors of the Corporation is a nominee for reelection. Certain information with respect to nominees for election as directors is contained in the following table:

WARREN E. BUFFETT, age 71, has been a director of the Corporation since 1965 and has been its Chairman and Chief Executive Officer since 1970. Mr. Buffett is a controlling person of the Corporation. He is also a director of The Coca-Cola Company, The Gillette Company and The Washington Post Company.

HOWARD G. BUFFETT, age 47, has been a director of the Corporation since 1993.
        Mr. Buffett is currently President of Buffett Farms and BioImages, a photography and publishing company. From June of 1996 until August of 2001, Mr. Buffett was the Chairman of the Board of Directors of The GSI Group, a company primarily engaged in the manufacture of agricultural equipment. He is also a director of Coca-Cola Enterprises Inc., ConAgra Foods Inc. and Lindsay Manufacturing Co.

SUSAN T. BUFFETT, age 69, has been a director of the Corporation since 1991.
        Mrs. Buffett has not been employed in the past five years.

MALCOLM G. CHACE, age 67, has been a director of the Corporation since 1992. For more than the past five years, Mr. Chace has been Chairman of the Board of Directors of BankRI, a community bank located in the State of Rhode Island.

CHARLES T. MUNGER, age 78, has been a director and Vice Chairman of the Corporation's Board of Directors since 1978. He is Chairman of the Board of Directors and Chief Executive Officer of Wesco Financial Corporation, approximately 80%-owned by the Corporation. Mr. Munger is also Chairman of the Board of Directors of Daily Journal Corporation and a director of Costco Wholesale Corporation.

RONALD L. OLSON, age 60, has been a director of the Corporation since 1997. For more than the past five years, he has been a partner in the law firm of Munger, Tolles & Olson LLP. He is also a director of City National Bank, Edison International, Western Asset Trust, Inc. and Pacific American Income Shares Inc.

WALTER SCOTT, JR., age 70, has been a director of the Corporation since 1988.
        For more than the past five years, he has been Chairman of the Board of Directors of Level 3 Communications, Inc., a successor to certain businesses of Peter Kiewit Sons' Inc. which is engaged in telecommunications and computer outsourcing. He is also a director of Burlington Resources Inc., Commonwealth Telephone Enterprises, Inc., Peter Kiewit Sons' Inc., RCN Corporation and Valmont Industries Inc.

        Warren E. Buffett and Susan T. Buffett are husband and wife. Howard G. Buffett is the son of Warren and Susan Buffett. Ronald L. Olson is a partner of the law firm of Munger, Tolles & Olson LLP. Munger, Tolles & Olson LLP rendered legal services to the Corporation and its subsidiaries in 2001 and is expected to render services in 2002.

        On March 14, 2000, Berkshire, David L. Sokol and Walter Scott, Jr., who is a current director and a nominee for director, acquired MidAmerican Energy Holdings Company. Berkshire invested approximately $1.24 billion and acquired about a 9.7% voting interest and a 76% economic interest in MidAmerican on a fully-diluted basis. Mr. Scott, who invested approximately $280 million in cash and shares of MidAmerican common stock in the transaction, controls approximately 86% of the voting interest in MidAmerican and serves as a member of its board of directors.

        When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the seven nominees identified above. The Corporation expects each nominee to be able to serve if elected, but if any nominee notifies the Corporation before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

      BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND DIRECTORS' COMPENSATION

        Board of Directors' actions were taken in 2001 at the Annual Meeting of Directors that followed the 2001 Annual Meeting of Shareholders, and upon four occasions by Directors' unanimous written consent. Each director attended all meetings of the Board and of the Committees of the Board on which they served.

        The Board of Directors has an Audit Committee consisting of Walter Scott, Jr., Chairman, Malcolm G. Chace and Ronald L. Olson. All members of the Audit Committee meet the independence standards of the rules promulgated by the Securities and Exchange Commission and New York Stock Exchange. The Audit Committee meets periodically with the Corporation's independent public accountants, Director of Internal Audit and members of management and reviews the Corporation's accounting policies and internal controls. It also reviews the scope and adequacy of the independent accountants' examination of the Corporation's annual financial statements. In addition, the Audit Committee recommends the firm of independent public accountants to be retained by the Corporation. The Audit Committee held two formal meetings during 2001. The Board of Directors adopted an Audit Committee Charter on April 29, 2000. The Corporation does not have standing nominating or compensation committees of the Board of Directors.

        Directors who are employees of the Corporation or its subsidiaries do not receive fees for attendance at directors' meetings. Directors who are not employees receive a fee of $900 for each meeting attended in person and $300 for participating in any meeting conducted by telephone. A director who serves as a member of the Audit Committee receives additional fees of $1,000 quarterly. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors or shareholders.

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Corporation has reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries to be set forth in the Corporation's 2001 Annual Report to Shareholders and at Item 8 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, with management of the Corporation and Deloitte & Touche LLP, independent public accountants for the Corporation.

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of the Corporation's financial statements.

        The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche LLP their independence from the Corporation.

        Based on the review and discussions with management of the Corporation and Deloitte & Touche LLP referred to above, the Audit Committee has recommended to the Board of Directors that the Corporation publish the consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 2001 in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 and in the Corporation's 2001 Annual Report to Shareholders.

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation's independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Corporation's independent public accountants with respect to such financial statements.

        Submitted by the members of the Audit Committee of the Board of Directors.


                           Walter Scott, Jr., Chairman
                           Malcolm G. Chace
                           Ronald L. Olson

                         INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP served as the Corporation's principal independent public accountants for 2001. Representatives from that firm will be present at the meeting of shareholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions. The Corporation has not selected auditors for the current year, since its normal practice is for the Audit Committee of the Board of Directors to make such selection later in the year.

        Aggregate fees billed to the Corporation for the year ending December 31, 2001 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their affiliates (collectively, "Deloitte & Touche") were as follows:

                 Audit Fees                                  $2,819,434(a)(d)
                 Financial Information Systems
                    Design and Implementation Fees           $   15,732(c)
                 All Other Fees                               4,229,983(b)(c)(d)

(a) Includes fees for the audit of the Corporation's consolidated financial statements and interim reviews of the Corporation's consolidated quarterly financial statements. Also includes statutory audit fees related to many of the Corporation's insurance subsidiaries as well as certain of its foreign subsidiaries.

(b) The aggregate fees for all other services can be sub-categorized as follows:

                 Tax compliance and tax consulting services                $2,118,465
                 Audit related services                                     1,928,947*
                 Other services                                               182,571
                                                                         ------------
                                                                           $4,229,983
                                                                           ==========

      * Audit related services primarily include fees for certain subsidiary separate company audits not required for purposes of Deloitte & Touche's audit of the Corporation's consolidated financial statements, audits of certain subsidiary employee benefit plans and consultation on various accounting and reporting matters.

(c) The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche.

(d) The information presented herein excludes fees paid by MidAmerican Energy Holdings Company, a non consolidated subsidiary, in which Berkshire holds a 76% economic interest. MidAmerican was billed by Deloitte & Touche approximately $1.3 million for audit fees relating to its separate reporting requirement and $1.8 million for non audit services for the year ending December 31, 2001.

                             EXECUTIVE COMPENSATION

        The following table discloses the compensation received for the three years ended December 31, 2001 by the Corporation's Chief Executive Officer and its other executive officers.


                           SUMMARY COMPENSATION TABLE


                                                 ANNUAL COMPENSATION          ALL
NAME AND                                        ---------------------        OTHER
PRINCIPAL POSITION                   YEAR       SALARY          BONUS     COMPENSATION
------------------                   ----       ------          -----     ------------
Warren E. Buffett                    2001       $100,000         --        $256,400 (2)
   Chief Executive Officer/          2000        100,000         --         255,600 (2)
      Chairman of the Board          1999        100,000         --         237,750 (2)
Marc D. Hamburg                      2001        412,500         --          31,500 (3)
   Vice President/Chief              2000        362,500         --          30,500 (3)
      Financial Officer              1999        331,250         --          10,000 (3)
Charles T. Munger (1)                2001        100,000         --             --
   Vice Chairman of the Board        2000        100,000         --             --
                                     1999        100,000         --             --

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(1)     Mr. Munger is compensated by a Berkshire subsidiary.

(2) Represents the value of directors' fees received by Mr. Buffett in cash or deferred phantom equity interests from certain non-subsidiary companies in which Berkshire has significant investments.

(3) Represents contribution to a subsidiary's defined contribution plan in which Mr. Hamburg participates and, in 2000 and 2001, directors' fees received by Mr. Hamburg from a Berkshire affiliate.

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

        Berkshire's program regarding compensation of its executive officers is different from most public corporations' programs. Mr. Buffett recommends to the Board of Directors the amount of his proposed remuneration and he sets the remuneration of Berkshire's other executive officers (including both salary and bonus). Mr. Buffett has been paid an annual salary of $100,000 for each of the last 21 years. Factors considered by the Board of Directors and Mr. Buffett are typically subjective, such as their perception of the individual's performance and any planned change in functional responsibility. Neither the profitability of the Corporation nor the market value of its stock are considered in setting executive officer remuneration (including both salary and bonus). Further, it is the Corporation's policy that all compensation paid to its executive officers be deductible under Internal Revenue Code Section 162(m).


           Submitted by the Berkshire Hathaway Inc. Board of Directors

             Warren E. Buffett, Chairman       Charles T. Munger
             Susan T. Buffett                  Ronald L. Olson
             Howard G. Buffett                 Walter Scott, Jr.
             Malcolm G. Chace


                             STOCK PERFORMANCE GRAPH

        The following chart compares the subsequent value of $100 invested in Berkshire Hathaway Inc. common stock on December 31, 1996 with a similar investment in the Standard and Poor's 500 Stock Index and in the Standard and Poor's Property - Casualty Insurance Index.



                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*



                                               1996    1997    1998    1999    2000    2001
                                               ----    ----    ----    ----    ----    ----
Berkshire Hathaway Inc.                        $100    $135    $205    $165    $208    $222
S&P 500 Property-Casualty Insurance Index **    100     145     135     101     157     144
S&P 500 Index                                   100     133     171     208     189     166


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* Cumulative return for the Standard and Poor's indices based on reinvestment of dividends.

** It would be difficult to develop a peer group of companies similar to Berkshire. The Corporation owns subsidiaries engaged in a number of diverse business activities of which the most important is the property and casualty insurance business and, accordingly, management has used the Standard and Poor's Property - Casualty Insurance Index for comparative purposes.


                               BOARD OF DIRECTORS'

                      INTERLOCKS AND INSIDER PARTICIPATION

        Warren E. Buffett, Chairman of Berkshire's Board of Directors, is an employee of the Corporation. Charles T. Munger, Vice Chairman of Berkshire's Board of Directors, is employed by a Berkshire subsidiary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Warren E. Buffett, whose address is 1440 Kiewit Plaza, Omaha, NE 68131, a nominee for director, is the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation's Class A or Class B Stock. Beneficial ownership of the Corporation's Class A and Class B Stock on February 28, 2002 by Mr. Buffett and by any other executive officers and directors of the Corporation who own shares is shown in the following table:


                                                                                            PERCENTAGE        PERCENTAGE
                                                                          PERCENTAGE        OF AGGREGATE     OF AGGREGATE
                                                                       OF OUTSTANDING       VOTING POWER       ECONOMIC
                                                       SHARES              STOCK OF          OF CLASS A         INTEREST
                                TITLE OF CLASS      BENEFICIALLY          RESPECTIVE            AND            OF CLASS A
       NAME                       OF STOCK            OWNED (1)            CLASS (1)         CLASS B (1)     AND CLASS B (1)
       ----                     --------------      ------------       --------------       ------------     ---------------
Warren E. Buffett                  Class A            477,166(2)            36.0
                                   Class B                 --                 *                35.2(3)             31.1
Susan T. Buffett                   Class A             34,476(2)             2.6
                                   Class B                 13(2)              *                 2.5(3)              2.3
Howard G. Buffett                  Class A                 14                 *
                                   Class B                 41                 *                   *                   *
Malcolm G. Chace                   Class A                975(4)             0.1
                                   Class B                 83(4)              *                 0.1                 0.1
Charles T. Munger                  Class A             17,211                1.3
                                   Class B                 --                 *                 1.3                 1.1
Ronald L. Olson                    Class A                 95                 *
                                   Class B                300                 *                   *                   *
Walter Scott, Jr.                  Class A                100(5)              *
                                   Class B                 --                 *                   *                   *
Directors and executive
  officers as a group              Class A            530,037               40.0
                                   Class B                437                 *                39.1                34.6

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* less than 0.1%.

(1) Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. Each share of Class A Stock is convertible into thirty shares of Class B Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Class B Stock which such shareholder may acquire upon conversion of the Class A Stock. In order to avoid overstatement, the amount of Class B Stock beneficially owned does not take into account such shares of Class B Stock which may be acquired upon conversion (an amount which is equal to 30 times the number of shares of Class A Stock held by a shareholder). The percentage of outstanding Class B Stock is based on the total number of shares of Class B Stock outstanding as of March 6, 2002 (6,290,415 shares) and does not take into account shares of Class B Stock which may be issued upon conversion of Class A Stock.

(2) Includes 474,998 shares owned directly and beneficially by Warren E. Buffett, and 2,168 shares owned by three trusts of which Mr. Buffett is sole trustee but with respect to which Mr. Buffett disclaims any beneficial economic interest. Mr. Buffett shares investment and voting power with respect to 34,476 Class A shares and 13 Class B shares owned by Susan T. Buffett.

(3) Mr. and Mrs. Buffett have entered into a voting agreement with Berkshire providing that, should the combined voting power of shares held by Mr. and Mrs. Buffett and the trusts exceed 49.9% of Berkshire's total voting power, they will vote those shares in excess of that percentage proportionately with votes of the other Berkshire shareholders.

(4) Includes 246 Class A shares and 55 Class B shares for which Mr. Chace has sole investment and voting power. Also includes 729 Class A shares and 28 Class B shares held by various trusts and partnerships of which Mr. Chace is a trustee or a limited partner. Excluded are 757 Class A shares in which Mr. Chace has a pecuniary interest but with respect to which he possesses neither investment power nor voting power, and also does not include 54 Class A shares owned by Elizabeth Z. Chace, wife of Mr. Chace.

(5) Does not include 10 Class A shares owned by Suzanne M. Scott, wife of Walter Scott, Jr.

               SECTION 16(a) BENEFICIAL OWNER REPORTING COMPLIANCE


        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during 2001 all filing requirements applicable to its officers, directors, and greater than ten-percent shareholders were complied with.

2.      SHAREHOLDER PROPOSAL

        Gloria J. Patrick, who resides at 3955 Rangeline Road, West Milton, OH 45383-9644 and owns two shares of Class B Common Stock, has given notice that she intends to present for action at the annual meeting the following proposal.

        Whereas, charitable contributions should serve to enhance shareholder value.

        Whereas, the company has given money to groups involved in controversial activities like abortion and population control.

        Whereas, our company is dependent on people to buy the products and services of the various companies we own.

        Whereas, our company is being boycotted by Life Decisions International and investment related groups like Pro Vita Advisors because of our contributions.

        Resolved: The shareholders request the company to refrain from making charitable contributions.

        Supporting statement: Shareholder money is entrusted to the Board of Directors to be invested in a prudent manner for the shareholders. Members of the Board have a fiduciary responsibility to maximize shareholder value. People did not invest money in this company so it could be given to someone else's favorite charity. In fact, some of the charitable money has been given to Planned Parenthood, a group that is responsible for almost two hundred thousand abortions a year in the United States alone. In addition, Planned Parenthood has been involved in population control programs worldwide. It is hard to understand how such activities would benefit the company. Slow demographic growth, especially in Europe and the United States, has contributed to the perception that some of the consumer product companies we own are not growth companies, thus limiting investor appeal.

        THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASON:

        Berkshire's policies concerning charitable donations were set forth on pages 18-19 of the Chairman's Letter to Shareholders in our 1993 Annual Report and have been in effect since 1981. These policies which continue in effect today were further discussed in the Chairman's Letter to Shareholders in our 2001 Annual Report. Both of these Letters to Shareholders can be viewed on our website (berkshirehathaway.com).

        As discussed in the letters, Berkshire's practice in respect to discretionary philanthropy -- that which is not related to the activities of operating subsidiaries -- differs significantly from that of most other publicly-held corporations. Typically, these contributions are made pursuant to the wishes of the CEO, employees or directors. At Berkshire, we believe the Corporation's money is the owners' money, and if funds are to be given to causes not directly related to Berkshire's business activities, it is the charities favored by our owners that should receive them. As a result of this policy, the many gifts made based upon our shareholder designations display differing philosophies. Berkshire's shareholders are probably on both sides of the abortion issue in roughly the same proportion as the general U.S. population. Berkshire will make contributions based on the shareholder designations, as long as the charity possesses 501(c)(3) status. We suggest you vote AGAINST this proposal.

3.      OTHER MATTERS

        As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any shareholder proposal about which the Corporation did not receive timely notice.

                                  ANNUAL REPORT

        The Annual Report to the Shareholders for 2001 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

        A COPY OF THE 2001 FORM 10-K REPORT AS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: FORREST N. KRUTTER, SECRETARY, BERKSHIRE HATHAWAY INC., 1440 KIEWIT PLAZA, OMAHA, NEBRASKA 68131. SUCH REQUEST MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT THE REQUESTING PARTY WAS EITHER A HOLDER OF RECORD OR A BENEFICIAL OWNER OF CLASS A OR CLASS B STOCK OF THE CORPORATION ON MARCH 6, 2002. EXHIBITS TO THE FORM 10-K WILL BE MAILED UPON SIMILAR REQUEST AND PAYMENT OF SPECIFIED FEES. THE 2001 FORM 10-K IS ALSO AVAILABLE THROUGH THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE (SEC.GOV).

                            PROPOSALS OF SHAREHOLDERS

        Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2003 Annual Meeting must be received by the Corporation by November 20, 2002. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested. Shareholders who intend to present a proposal at the 2003 Annual Meeting without including such proposal in the Corporation's proxy statement must provide the Corporation notice of such proposal no later than February 6, 2003. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                                     By order of the Board of Directors

Omaha, Nebraska                      FORREST N. KRUTTER, Secretary
March 20, 2002

                             BERKSHIRE HATHAWAY INC.
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2002
P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R             The undersigned hereby appoints Marc D. Hamburg and Walter
      Scott, Jr., or either of them, as proxies, with power of substitution to
O each proxy and substitute, to vote the Class A Common Stock (CLA) and Class B Common Stock (CLB) of the undersigned at the 2002 Annual Meeting
X of Shareholders of Berkshire Hathaway Inc. and at any adjournment thereof, as indicated on the reverse hereof on the proposal for Election
Y of Directors, the Shareholder Proposal and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.


                IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES AND AGAINST THE SHAREHOLDER PROPOSAL.


                  PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY
                            IN THE ENCLOSED ENVELOPE



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SEE REVERSE                                                        SEE REVERSE
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THE BOARD RECOMMENDS A VOTE FOR ITEM 1 AND AGAINST ITEM 2.


[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


1.   Election of Directors                                                 MARK HERE
                                                                           FOR ADDRESS     [ ]
 NOMINEES:  Warren E. Buffett, Charles T. Munger, Susan                    CHANGE AND
 T. Buffett, Howard G. Buffett, Malcolm G. Chace, Ronald                   NOTE AT LEFT
 L. Olson and Walter Scott, Jr.


           FOR                  WITHHELD                                   PLEASE SIGN EXACTLY AS YOUR NAME
    [ ]    ALL          [ ]     FROM ALL                                   APPEARS. IF ACTING AS ATTORNEY,
         NOMINEES               NOMINEES                                   EXECUTOR, TRUSTEE OR IN REPRESENTATIVE
                                                                           CAPACITY, SIGN NAME AND TITLE.



   [ ]                                                           SIGNATURE:                              DATE
-----------------------------------------                                  -----------------------------      ---------------
FOR, EXCEPT VOTE WITHHELD FROM THE ABOVE NOMINEE(S).             SIGNATURE:                              DATE
                                                                           -----------------------------      ---------------

2. Shareholder Proposal:
To approve the stockholder
proposal with respect to
charitable contributions.

[ ]    FOR            [ ]   AGAINST          [ ]   ABSTAIN